EXHIBIT 99.1

DK Sinopharma, Inc. Successfully Hosts the National Digestive & Cardiovascular Diseases Academic Conference

Nov. 16, 2010 (Business Wire) -- On Sept. 16th, 2010, DK Sinopharma, Inc. (OTCBB: DKSP) (the “Company” or “DKSP”) successfully co-hosted the National Digestive & Cardiovascular Diseases Academic Conference along with China Pharmacology Academic Council and School of Medicine of Dalian University in Dalian. Many experts and scholars in digestive and cardiovascular systems attended the conference, including 92 doctors from large hospitals across the country.

“We were pleased to host the conference which gathered experts and doctors across China to discuss the research and development of digestive and cardiovascular diseases,” said Professor Dongke Zhao, the founder and CEO of DKSP. As Vice-Chairman of Shaanxi Pharmacology Academic Council, Professor Zhao is widely respected in the Chinese pharmaceutical industry. “In addition to promoting research and development, the Academic Conference has been a great opportunity to demonstrate the determination and efforts of DKSP to be a leader in digestive and cardiovascular diseases.”

In the conference, experts had extensive communication and discussions about the current status and topics for future research of digestive & cardiovascular diseases, with a focus on the treatment progress of heart exhaustion diagnosis and peptic ulcers. Ms. Xianni Wei, the Vice Director of Marketing Department of the Company, made specialized presentation of the Company’s two patented products, “Ganhai Stomach Recovery Capsule” and “Heart Disease Relieving Capsule,” to all the attendees.

With the help of specialized academic promotional efforts like this kind of Academic Conference, DKSP seeks to enable doctors and experts to have a better understanding of the Company and its patented products. It is estimated for the fourth quarter ending December 31, 2010 that sales of the Company’s patented products, “Ganhai Stomach Recovery Capsule” and “Heart Disease Relieving Capsule” will greatly increase.

About DK Sinopharma, Inc.

DK Sinopharma, Inc. has its headquarters in Xi'an, Shaanxi Province, China. The Company identifies, discovers, develops, manufactures and distributes both prescription and over-the counter, including both conventional and Traditional Chinese Medicines, pharmaceutical products for the treatment of some of the most common ailments and diseases. Through the Company's operating entity, Yangling Dongke Maidisen Pharmaceutical Co. Ltd., the Company currently manufactures 38 pharmaceutical products in the form of capsules, tablets, granules, powder, and ointment. The Company focuses on treatments for a variety diseases relating to the respiratory system, digestive system, cardio-cerebral vascular system, antineoplastic, bone diseases-modifying anti-rheumatic, gynecological ailments, and others. Yangling Dongke Maidisen Pharmaceutical Co. Ltd.'s manufacturing facilities are based in the City of Yangling in Shaanxi Province. Revenue was $12,727,415 and Net Income was $2,995,848 for the six months ended June 30, 2010. Shareholders' Equity was $19,904,194 and Total Assets were $29,668,001 as at June 30, 2010. For more information see our website at http://www.dksinopharma.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the company's ability to raise additional capital to finance the company's activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the share exchange; the future trading of the common stock of the company; the ability of the company to operate as a public company; the period of time for which its current liquidity will enable the company to fund its operations; the company's ability to protect its proprietary information; general economic and business conditions; the volatility of the company's operating results and financial condition; the company's ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the company's filings with the Securities and Exchange Commission and available on its website at http://www.sec.gov. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the company believes that the expectations expressed in these forward looking statements are reasonable, they cannot assure you that their expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

DK Sinopharma, Inc.

Mr. Dongke Zhao, President and Chief Executive Officer
Ms. Yanhong Ren, Chief Financial Officer
Ms. Emily Zhang, Vice President Corporate Communications

86-29-8224-7500-8612
ir@dksinopharma.com

Source: Business Wire (November 16, 2010 - 9:05 AM EST)

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